Exhibit 23.2

Consent Of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-89214 and 333-69342) of INFICON Holding AG of our report dated February 7, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 20-F.


/s/ PricewaterhouseCoopers LLP

Syracuse, New York
March 27, 2003